Exhibit 99.1

Union Pacific Reports Strong First Quarter 2020 Results

FOR IMMEDIATE RELEASE

Omaha, Neb., April 23, 2020 – Union Pacific Corporation (NYSE: UNP) today reported 2020 first quarter net income of $1.5 billion, or $2.15 per diluted share. This compares to $1.4 billion, or $1.93 per diluted share, in the first quarter 2019.

“Against the backdrop of the emerging COVID-19 pandemic and a challenging volume environment, we leveraged productivity to deliver strong financial results, including an all time best operating ratio of 59 percent,” said Lance Fritz, Union Pacific chairman, president and chief executive officer. “We also made substantial improvement in employee safety, which is a testament to our dedicated employees. Our rail network has never run better, providing a safer, more reliable and efficient service product to our customers.”

First Quarter Summary

Operating revenue of $5.2 billion was down 3 percent in first quarter 2020, compared to first quarter 2019. First quarter business volumes, as measured by total revenue carloads, decreased 7 percent compared to 2019. Industrial volumes increased compared to 2019, while bulk and premium shipments declined. In addition:

•	Quarterly freight revenue declined 3 percent, compared to first quarter 2019, as positive business mix and core pricing gains were offset by lower volumes and decreased fuel surcharge revenue.
•	Union Pacific’s 59 percent operating ratio represented a quarterly record and the fourth consecutive quarter below 60 percent, improving 4.6 points compared to first quarter 2019.

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	Operating Ratio	Earnings Per Diluted Share
First Quarter 2019	63.6%	$1.93
2019 Payroll Tax Refund	(0.8) pts	($0.05)
2019 Weather Expense	0.8 pts	$0.05
Fuel Impact	0.8 pts	$0.04
Core Results	3.8 pts	$0.18
First Quarter 2020	59.0%	$2.15

•	The $1.87 per gallon average quarterly diesel fuel price in first quarter 2020 was 10 percent lower than first quarter 2019.
•	Fuel consumption rate, measured in gallons of fuel per thousand gross ton-miles (GTMs), improved 5% compared to first quarter 2019, achieving a first quarter record in 2020.
•	Union Pacific’s reportable personal injury rate of 0.80 incidents per 200,000 employee hours decreased 11 percent compared to first quarter 2019.
•	Quarterly freight car velocity was 209 daily miles per car, an 8 percent improvement compared to first quarter 2019.
•	Quarterly locomotive productivity was 131 GTMs per horsepower day, an 18 percent improvement compared to first quarter 2019.
•	Average maximum train length was 8,396 feet, a 15 percent increase compared to first quarter 2019.
•	The Company repurchased 14.3 million shares in first quarter 2020 at an aggregate cost of $2.6 billion.

Summary of First Quarter Freight Revenues

•	Industrial up 3 percent
•	Bulk down 5 percent
•	Premium down 6 percent

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2020 Outlook

Union Pacific expects second quarter 2020 carload volumes to be down around 25 percent, compared to the second quarter 2019. Although the situation is fluid and highly uncertain, the Company fully expects to maintain sufficient liquidity to sustain an extended period of lower volumes.

“Our first priority is the health and safety of our employees during the COVID-19 pandemic, as they perform the work necessary to move the goods communities need during this national emergency,” Fritz said. “The eighteen month implementation of Unified Plan 2020 has put our company in a position of strength, with a strong balance sheet and ample liquidity, as we face today’s fluid and uncertain situation. We remain focused on providing a highly consistent, reliable and efficient service product for our customers.”

First Quarter 2020 Earnings Conference Call

Union Pacific will webcast its first quarter 2020 earnings release presentation live at www.up.com/investor and via teleconference on Thursday, April 23, 2020 at 8:45 a.m. Eastern Time. Alternatively, the webcast can be accessed directly through the following link. Participants may join the conference call by dialing 877/407-8293 (or for international participants, 201/689-8349).

ABOUT UNION PACIFIC

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America's most recognized companies, Union Pacific Railroad connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. The railroad's diversified business mix is classified into its Bulk, Industrial and Premium business groups. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada's rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Union Pacific Investor contact:  Brad Stock at 402-544-4227 or bkstock@up.com

Union Pacific Media contact:  Raquel Espinoza at 402-544-5034 or respinoza@up.com

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Supplemental financial information is attached.

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This news release and related materials contain statements about the Company’s future that are not statements of historical fact, including specifically the statements regarding the Company’s expectations with respect to economic conditions and demand levels, its ability to improve network performance, its results of operations, and potential impacts of the COVID-19 pandemic. These statements are, or will be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Company’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Company’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.  Important factors, including risk factors, could affect the Company’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Company’s Annual Report on Form 10-K for 2019, which was filed with the SEC on February 7, 2020.  The Company updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts and Percentages,	1st Quarter
For the Periods Ended March 31,	2020	2019	%
Operating Revenues
Freight revenues	$4,880	$5,010	(3)%
Other	349	374	(7)
Total operating revenues	5,229	5,384	(3)
Operating Expenses
Compensation and benefits	1,059	1,205	(12)
Depreciation	547	549	-
Purchased services and materials	521	576	(10)
Fuel	434	531	(18)
Equipment and other rents	227	258	(12)
Other	298	305	(2)
Total operating expenses	3,086	3,424	(10)
Operating Income	2,143	1,960	9
Other income	53	77	(31)
Interest expense	(278)	(247)	13
Income before income taxes	1,918	1,790	7
Income taxes	(444)	(399)	11
Net Income	$1,474	$1,391	6%

Share and Per Share
Earnings per share - basic	$2.15	$1.94	11%
Earnings per share - diluted	$2.15	$1.93	11
Weighted average number of shares - basic	684.3	716.8	(5)
Weighted average number of shares - diluted	686.2	719.5	(5)
Dividends declared per share	$0.97	$0.88	10

Operating Ratio	59.0%	63.6%	(4.6)	pts
Effective Tax Rate	23.1%	22.3%	0.8	pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	1st Quarter
For the Periods Ended March 31,	2020	2019	%
Freight Revenues (Millions)
Grain & grain products	$689	$665	4%
Fertilizer	174	159	9
Food & refrigerated	250	242	3
Coal & renewables	421	554	(24)
Bulk	1,534	1,620	(5)
Industrial chemicals & plastics	495	452	10
Metals & minerals	469	536	(13)
Forest products	303	285	6
Energy & specialized markets	627	566	11
Industrial	1,894	1,839	3
Automotive	524	520	1
Intermodal	928	1,031	(10)
Premium	1,452	1,551	(6)
Total	$4,880	$5,010	(3)%
Revenue Carloads (Thousands)
Grain & grain products	175	169	4%
Fertilizer	46	43	7
Food & refrigerated	48	47	2
Coal & renewables	208	256	(19)
Bulk	477	515	(7)
Industrial chemicals & plastics	154	148	4
Metals & minerals	174	180	(3)
Forest products	56	56	-
Energy & specialized markets	162	147	10
Industrial	546	531	3
Automotive	208	210	(1)
Intermodal [a]	709	831	(15)
Premium	917	1,041	(12)
Total	1,940	2,087	(7)%
Average Revenue per Car
Grain & grain products	$3,940	$3,924	-%
Fertilizer	3,768	3,718	1
Food & refrigerated	5,277	5,219	1
Coal & renewables	2,022	2,162	(6)
Bulk	3,219	3,146	2
Industrial chemicals & plastics	3,205	3,047	5
Metals & minerals	2,697	2,968	(9)
Forest products	5,457	5,145	6
Energy & specialized markets	3,866	3,865	-
Industrial	3,469	3,465	-
Automotive	2,525	2,472	2
Intermodal [a]	1,307	1,241	5
Premium	1,583	1,489	6
Average	$2,516	$2,401	5%

[a]	For intermodal shipments each container or trailer equals one carload. 2

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

	Mar. 31,	Dec. 31,
Millions, Except Percentages	2020	2019
Assets
Cash and cash equivalents	$1,130	$831
Short-term investments	60	60
Other current assets	2,614	2,568
Investments	2,078	2,050
Net properties	54,121	53,916
Operating lease assets	1,773	1,812
Other assets	440	436
Total assets	$62,216	$61,673

Liabilities and Common Shareholders' Equity
Debt due within one year	$1,511	$1,257
Other current liabilities	3,130	3,094
Debt due after one year	26,365	23,943
Operating lease liabilities	1,339	1,471
Deferred income taxes	12,088	11,992
Other long-term liabilities	1,792	1,788
Total liabilities	46,225	43,545
Total common shareholders' equity	15,991	18,128
Total liabilities and common shareholders' equity	$62,216	$61,673

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Year-to-Date
For the Periods Ended March 31,	2020	2019
Operating Activities
Net income	$1,474	$1,391
Depreciation	547	549
Deferred income taxes	91	103
Other - net	43	(84)
Cash provided by operating activities	2,155	1,959
Investing Activities
Capital investments	(807)	(752)
Maturities of short-term investments	70	90
Purchases of short-term investments	(70)	(90)
Other - net	-	(32)
Cash used in investing activities	(807)	(784)
Financing Activities
Debt issued	2,996	2,992
Common share repurchases	(2,556)	(2,987)
Dividends paid	(660)	(626)
Accelerated share repurchase programs pending final settlement	(400)	(500)
Debt repaid	(305)	(560)
Net issuance of commercial paper	(1)	299
Other - net	(71)	(23)
Cash used in financing activities	(997)	(1,405)
Net Change in Cash, Cash Equivalents and Restricted Cash	351	(230)
Cash, cash equivalents, and restricted cash at beginning of year	856	1,328
Cash, Cash Equivalents, and Restricted Cash at End of Period	$1,207	$1,098
Free Cash Flow*
Cash provided by operating activities	$2,155	$1,959
Cash used in investing activities	(807)	(784)
Dividends paid	(660)	(626)
Free cash flow	$688	$549

*Free cash flow is a non-GAAP measure; however, we believe this measure is important to management and investors in evaluating our financial performance and measures our ability to generate cash without additional external financing.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	1st Quarter
For the Periods Ended March 31,	2020	2019	%
Operating/Performance Statistics
Freight car velocity (daily miles per car) [a]	209	194	8%
Average train speed (miles per hour) [a] *	25.4	24.6	3
Average terminal dwell time (hours) [a] *	23.8	26.8	(11)
Locomotive productivity (GTMs per horsepower day)	131	111	18
Gross ton-miles (GTMs) (millions)	201,297	210,319	(4)
Train length (feet)	8,396	7,292	15
Intermodal car trip plan compliance (%)	85	66	19	pts
Manifest/Automotive car trip plan compliance (%)	64	63	1	pts
Workforce productivity (car miles per employee)	894	812	10
Total employees (average)	33,872	40,053	(15)

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$ 1.87	$ 2.07	(10)%
Fuel consumed in gallons (millions)	225	248	(9)
Fuel consumption rate**	1.117	1.182	(5)

Revenue Ton-Miles (Millions)
Grain & grain products	16,111	16,177	-%
Fertilizer	3,044	2,886	5
Food & refrigerated	4,506	4,507	-
Coal & renewables	20,005	26,329	(24)
Bulk	43,666	49,899	(12)
Industrial chemicals & plastics	7,174	6,812	5
Metals & minerals	8,533	9,919	(14)
Forest products	6,041	5,844	3
Energy & specialized markets	12,046	10,645	13
Industrial	33,794	33,220	2
Automotive	4,489	4,525	(1)
Intermodal	17,734	19,006	(7)
Premium	22,223	23,531	(6)
Total	99,683	106,650	(7)%

[a]    Prior years have been recast to conform to the current year presentation.

*Surface Transportation Board reported performance measures.

**Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Adjusted Debt / Adjusted EBITDA*

Millions, Except Ratios	Mar. 31,	Dec. 31,
for the Trailing Twelve Months Ended [a]	2020	2019
Net income	$6,002	$5,919
Add:
Income tax expense	1,873	1,828
Depreciation	2,214	2,216
Interest expense	1,081	1,050
EBITDA	$11,170	$11,013
Adjustments:
Other income	(219)	(243)
Interest on operating lease liabilities**	62	68
Adjusted EBITDA	$11,013	$10,838
Debt	$27,876	$25,200
Operating lease liabilities	1,665	1,833
Unfunded pension and OPEB, net of taxes of $116 and $124	387	400
Adjusted debt	$29,928	$27,433
Adjusted debt / Adjusted EBITDA	2.7	2.5

[a]

The trailing twelve months income statement information ended March 31, 2020 is recalculated by taking the twelve months ended December 31, 2019, subtracting the three months ended March 31, 2019, and adding the three months ended March 31, 2020.

*Total debt plus operating lease liabilities plus after-tax unfunded pension and OPEB obligation divided by net income plus income tax expense, depreciation, amortization, interest expense and adjustments for other income and interest on operating lease liabilities. Adjusted debt to adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income and interest on operating lease liabilities) is considered a non-GAAP financial measure by SEC Regulation G and Item 10 of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe this measure is important to management and investors in evaluating the Company’s ability to sustain given debt levels (including leases) with the cash generated from operations. In addition, a comparable measure is used by rating agencies when reviewing the Company’s credit rating. Adjusted debt to Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income. The table above provides reconciliations from net income to adjusted debt to adjusted EBITDA. At both March 31, 2020 and December 31, 2019, the incremental borrowing rate on operating lease liabilities was 3.7%.

**Represents the hypothetical interest expense we would incur (using the incremental borrowing rate) if the property under our operating leases were owned or accounted for as finance leases.